UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2021
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Real-Estate-Backed Revolving Credit Facility
On April 12, 2021, Lithia Motors, Inc. (the "Company") and Lithia Real Estate, Inc. entered into a credit agreement (the "Credit Agreement") with Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), as lender. The Credit Agreement matures in April 2023.

The Credit Agreement provides for a revolving line of credit facility of up to $300.0 million (the "Real Estate-Backed Credit Facility") and is secured by real estate owned by the Company and certain subsidiaries of the Company. Borrowings under the Real Estate-Backed Credit Facility are guaranteed by us and each of our subsidiaries that own any fee interest in or lease the real estate securing the Real Estate-Backed Credit Facility. The proceeds of the borrowings under the Real Estate-Backed Credit Facility are available for working capital financing for general corporate purposes, including acquisitions and working capital.

The Real Estate-Backed Credit Facility will bear interest at a rate per annum equal to (1) the greater of (i) 3.00% and (ii) the prime rate designated by Ally Bank, minus (2) 25 basis points.

The Real Estate-Backed Credit Facility includes financial and restrictive covenants typical of such agreements, lending conditions, and representations and warranties by the Company. Financial covenants, including the requirements to maintain minimum current and fixed charge coverage ratios, and a maximum leverage ratio, are the same as the requirements under the Company’s existing syndicated credit facility with U.S. Bank National Association as administrative agent. The covenants restrict the Company and certain of its subsidiaries from disposing of assets and granting additional security interests.

A copy of the Credit Agreement is set forth as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The description of the Credit Agreement in this report is only a summary and is qualified in its entirety by reference to the actual terms of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated April 12, 2021, among Lithia Motors, Inc., Lithia Real Estate, Inc., and Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 15, 2021		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer